UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 5, 2011
Health Care REIT, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-8923	34-1096634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4500 Dorr Street, Toledo, Ohio	43615
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (419) 247-2800

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders
SIGNATURE
EX-3.1

Item 5.07 Submission of Matters to a Vote of Security Holders.
     The annual meeting of stockholders of Health Care REIT, Inc. (the “Company”) was duly called and held on May 5, 2011 in Toledo, Ohio. The voting results for each of the proposals submitted to a vote of the stockholders at the annual meeting are as follows:
     Proposal #1 — Election of three directors for a term of three years:

Nominee	For	Against	Abstentions	Broker Non-Votes
William C. Ballard, Jr.	123,102,945	4,536,178	298,019	29,292,978
Peter J. Grua	126,104,927	1,558,435	273,780	29,292,978
R. Scott Trumbull	125,751,881	1,911,386	273,875	29,292,978
     Proposal #2 — Approval of the compensation of the named executive officers of the Company (“say-on-pay”) as disclosed in the Proxy Statement pursuant to the compensation disclosure rules of the SEC:

For	Against	Abstentions	Broker Non-Votes
121,741,438	5,604,178	591,527	29,292,978
     Proposal #3 — Frequency of the advisory say-on-pay vote:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
107,640,444	1,107,858	18,721,056	467,784	29,292,978
     Proposal #4 — Approval of an amendment to the Company’s Second Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of common stock from 225,000,000 to 400,000,000:

For	Against	Abstentions	Broker Non-Votes
144,420,286	9,078,784	731,050	0
     Proposal #5 — Ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for the fiscal year 2011:

For	Against	Abstentions	Broker Non-Votes
151,775,516	2,054,284	400,319	0
     In light of the voting results with respect to the frequency of the advisory say-on-pay vote (Proposal #3), the Company’s Board of Directors has determined the Company will hold advisory say-on-pay votes on an annual basis until the next required vote on the frequency of such say-on-pay votes.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
3.1	Certificate of Amendment of Second Restated Certificate of Incorporation of the Company.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH CARE REIT, INC.
By:	/s/ GEORGE L. CHAPMAN
George L. Chapman
Its: Chairman of the Board, Chief Executive Officer and President

Dated: May 10, 2011